Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Tammy Ridout	Darcy Reese
Director, External Communications	Vice President, Investor Relations
614/716-2347	614/716-2614

FOR IMMEDIATE RELEASE

AEP REPORTS STRONG 2020 EARNINGS; RAISES 2021 OPERATING EARNINGS GUIDANCE

•Year-end 2020 GAAP and operating earnings of $4.44 per share
•Fourth-quarter 2020 earnings of $0.88 per share GAAP and $0.87 per share operating
•Company raises 2021 operating earnings (non-GAAP) guidance range to $4.55 to $4.75 per share; maintains 5% to 7% long-term growth rate based on new guidance
•AEP accelerates carbon dioxide emissions reduction goals to reach net zero by 2050

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Fourth Quarter ended December 31,			Year-to-date ended December 31,
	2020	2019	Variance	2020	2019	Variance
Revenue ($ in billions):	3.6	3.6	—	14.9	15.6	(0.7)
Earnings ($ in millions):
GAAP	435.5	153.5	282.0	2,200.1	1,921.1	279.0
Operating (non-GAAP)	432.7	294.1	138.6	2,198.6	2,094.8	103.8

EPS ($):
GAAP	0.88	0.31	0.57	4.44	3.89	0.55
Operating (non-GAAP)	0.87	0.60	0.27	4.44	4.24	0.20
EPS based on 496 million shares 4Q 2020, 494 million shares 4Q 2019, 496 million shares YTD 2020 and 494 million shares YTD 2019.

COLUMBUS, Ohio, Feb 25, 2021 - American Electric Power (Nasdaq: AEP) today reported fourth-quarter 2020 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $436 million or $0.88 per share, compared with GAAP earnings of $154 million or $0.31 per share in fourth-quarter 2019. Operating earnings for fourth-quarter 2020 were $433 million or

$0.87 per share, compared with operating earnings of $294 million or $0.60 per share in fourth-quarter 2019. Operating earnings is a non-GAAP measure representing GAAP earnings excluding special items.
Year-end 2020 GAAP earnings were $2.2 billion or $4.44 per share, compared with GAAP earnings of $1.921 billion or $3.89 per share for year-end 2019. Year-end 2020 operating earnings were $2.199 billion or $4.44 per share, compared with operating earnings of $2.095 billion or $4.24 per share for year-end 2019.
A full reconciliation of GAAP earnings to operating earnings for the quarter and year-to-date is included in the tables at the end of this news release.
“Throughout 2020, our employees continued their critical work to keep safe, reliable power flowing to our customers during the pandemic. I’m grateful for their agility and commitment to providing this essential service in our communities. We remain focused on working proactively with our customers to help them manage their energy bills and offer support for those who are facing economic hardships during this time,” said Nicholas K. Akins, AEP’s chairman, president and chief executive officer.
“Our earnings performance in 2020 was driven by our long-term strategy to invest in the infrastructure and energy solutions that enhance service for our customers and support the transition to a clean energy future, while remaining focused on cost efficiency. We’ve raised our 2021 operating earnings guidance range to $4.55 to $4.75 per share based on these results and are committed to our long-term growth rate of 5% to 7% from this revised guidance.
“We continue to transform our generation fleet and plan to add more than 10,000 megawatts of wind and solar generation in our regulated states by 2030. We’ve also established revised carbon dioxide emissions reduction goals as we accelerate our transition to a clean energy future. Our new goals are to achieve an 80% reduction in emissions by 2030 from our 2000 baseline and reach net zero emissions by 2050. We are focused on diversifying our fuel mix, deploying and investing in new technologies, and modernizing the grid to help us meet these targets and deliver clean energy to our customers,” Akins said.
“Investments in our transmission system will help ensure we can maintain a reliable and resilient grid and advance the adoption of efficient, cost-effective renewables to support the path to net zero emissions. In 2020, our Transmission Holding Co. contributed $1.03 per share to operating earnings, and net plant assets grew by $1.3 billion, or 13%.
“We saw some improvement in load at the end of 2020 as the economy began to bounce back from the impacts of the pandemic. Overall, we expect modest load growth this year as the economy continues to recover, led by expected growth in industrial sales,” Akins said.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	4Q 20	4Q 19	Variance	YTD 20	YTD 19	Variance
Vertically Integrated Utilities (a)	166.9	64.3	102.6	1,061.6	982.0	79.6
Transmission & Distribution Utilities (b)	93.3	29.4	63.9	496.4	451.0	45.4
AEP Transmission Holdco (c)	134.4	111.5	22.9	504.8	516.3	(11.5)
Generation & Marketing (d)	15.9	(26.7)	42.6	226.9	112.8	114.1
All Other	25.0	(25.0)	50.0	(89.6)	(141.0)	51.4
Total GAAP Earnings (Loss)	435.5	153.5	282.0	2,200.1	1,921.1	279.0

Operating Earnings (non-GAAP)	4Q 20	4Q 19	Variance	YTD 20	YTD 19	Variance
Vertically Integrated Utilities (a)	155.1	136.5	18.6	1,095.2	1,072.1	23.1
Transmission & Distribution Utilities (b)	93.8	71.0	22.8	508.3	492.8	15.5
AEP Transmission Holdco (c)	134.6	111.5	23.1	508.7	516.4	(7.7)
Generation & Marketing (d)	24.2	0.1	24.1	178.0	148.9	29.1
All Other	25.0	(25.0)	50.0	(91.6)	(135.4)	43.8
Total Operating Earnings (non-GAAP)	432.7	294.1	138.6	2,198.6	2,094.8	103.8

A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

a.Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Co. of Oklahoma, Southwestern Electric Power and Wheeling Power
b.Includes Ohio Power and AEP Texas
c.Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures
d.Includes AEP OnSite Partners, AEP Renewables, competitive generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO

EARNINGS GUIDANCE
AEP management raised its 2021 operating earnings guidance range to $4.55 to $4.75 per share. Operating earnings could differ from GAAP earnings for matters such as impairments, divestitures or changes in accounting principles. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

WEBCAST
AEP’s quarterly discussion with financial analysts and investors will be broadcast live over the internet at 9 a.m. Eastern today at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.
AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, a non-GAAP measure representing GAAP earnings excluding special items as described in the news release and charts, provide another representation for investors to evaluate the performance of the company’s ongoing business activities. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company uses operating earnings data internally to measure performance against budget, to report to AEP’s Board of Directors and also as an input in determining performance-based compensation under the company’s employee incentive compensation plans.
American Electric Power, based in Columbus, Ohio, is focused on building a smarter energy infrastructure and delivering new technologies and custom energy solutions to our customers. AEP’s approximately 16,800 employees operate and maintain the nation’s largest electricity transmission system and more than 223,000 miles of distribution lines to efficiently deliver safe, reliable power to nearly 5.5 million regulated customers in 11 states. AEP also is one of the nation’s largest electricity producers with approximately 30,000 megawatts of diverse generating capacity, including more than 5,300 megawatts of renewable energy. AEP’s family of companies includes utilities AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, AEP Energy Partners, AEP OnSite Partners, and AEP Renewables, which provide innovative competitive energy solutions nationwide. For more information, visit aep.com.
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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the impact of pandemics, including COVID-19, and any associated disruption of AEP’s business operations due to impacts on economic or market conditions, electricity usage, employees, customers, service providers, vendors and suppliers; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; decreased demand for electricity; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; the cost of fuel and its transportation, the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of AEP’s generation plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build or acquire renewable generation, transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms, including favorable tax treatment, and to recover those costs; new legislation, litigation and government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of AEP’s generation plants and related assets; evolving public perception of the risks associated with fuels used before, during and after the generation of electricity, including coal ash and nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP’s ability to constrain operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of AEP debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, OPEB, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, naturally occurring and human-caused fires, cyber security threats and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel.

American Electric Power

Financial Results for the Fourth Quarter of 2020
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2020
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		166.9	93.3	134.4	15.9	25.0	435.5	$0.88

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	4.4	—	4.4	0.01
COVID-19	(b)	1.7	0.5	0.2	0.1	—	2.5	—
CARES Act	(d)	—	—	—	3.8	—	3.8	0.01
Virginia Triennial Review	(e)	(13.5)	—	—	—	—	(13.5)	$(0.03)
Total Special Items		(11.8)	0.5	0.2	8.3	—	(2.8)	$(0.01)

Operating Earnings (Loss) (non-GAAP)		155.1	93.8	134.6	24.2	25.0	432.7	$0.87

Financial Results for the Fourth Quarter of 2019
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2019
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		64.3	29.4	111.5	(26.7)	(25.0)	153.5	$0.31

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	2.3	—	2.3	0.01
Severance Charges	(c)	(1.2)	—	—	—	—	(1.2)	—
Previously Retired Coal Generation Assets	(f)	73.4	—	—	—	—	73.4	0.15
Conesville Impairment	(f)	—	—	—	24.5	—	24.5	0.05
Texas Base Rate Case	(g)	—	41.6	—	—	—	41.6	0.08
Total Special Items		72.2	41.6	—	26.8	—	140.6	$0.29

Operating Earnings (Loss) (non-GAAP)		136.5	71.0	111.5	0.1	(25.0)	294.1	$0.60

(a)Reflected in Revenues and Income Tax Expense
(b)Reflected in Fuel Expenses, Other Operation Expenses and Income Tax Expense
(c)Reflected in Other Related Charges and Income Tax Expense
(d)Reflected in Income Tax Expense
(e)Reflected in Revenues, Other Operation Expenses and Income Tax Expense
(f)Reflected in Asset Impairments and Other Related Charges and Income Tax Expense
(g)Reflected in Revenues, Asset Impairments and Other Related Charges, Interest Expense and Income Tax Expense

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ended December 31,
ENERGY & DELIVERY SUMMARY	2020	2019	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	7,222	7,574	(4.6)%
Commercial	5,452	5,656	(3.6)%
Industrial	8,525	8,719	(2.2)%
Miscellaneous	549	568	(3.3)%
Total Retail	21,748	22,517	(3.4)%

Wholesale Electric (in millions of kWh): (a)	3,871	3,596	7.6%

Total KWHs	25,619	26,113	(1.9)%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	5,642	5,793	(2.6)%
Commercial	5,844	5,949	(1.8)%
Industrial	5,959	5,797	2.8%
Miscellaneous	181	184	(1.6)%
Total Retail (b)	17,626	17,723	(0.5)%

Wholesale Electric (in millions of kWh): (a)	512	804	(36.3)%

Total KWHs	18,138	18,527	(2.1)%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers

American Electric Power

Financial Results for Year-to-Date 2020
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2020
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		1,061.6	496.4	504.8	226.9	(89.6)	2,200.1	$4.44

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(6.1)	—	(6.1)	(0.01)
COVID-19	(b)	15.6	4.8	0.8	0.2	—	21.4	0.05
Achieving Excellence Program	(c)	30.7	9.1	3.1	1.3	0.4	44.6	0.09
CARES Act	(d)	0.8	(2.0)	—	(44.3)	(2.4)	(47.9)	(0.10)
Virginia Triennial Review	(e)	(13.5)	—	—	—	—	(13.5)	(0.03)
Total Special Items		33.6	11.9	3.9	(48.9)	(2.0)	(1.5)	$—

Operating Earnings (Loss) (non-GAAP)		1,095.2	508.3	508.7	178.0	(91.6)	2,198.6	$4.44

Financial Results for Year-to-Date 2019
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2019
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		982.0	451.0	516.3	112.8	(141.0)	1,921.1	$3.89

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	5.9	—	5.9	0.01
Severance Charges	(c)	16.7	0.2	0.1	(0.1)	0.5	17.4	0.04
Acquisition Fees	(c)	—	—	—	5.8	5.1	10.9	0.02
Previously Retired Coal Generation Assets	(f)	73.4	—	—	—	—	73.4	0.15
Conesville Impairment	(f)	—	—	—	24.5	—	24.5	0.05
Texas Base Rate Case	(g)	—	41.6	—	—	—	41.6	0.08
Total Special Items		90.1	41.8	0.1	36.1	5.6	173.7	$0.35

Operating Earnings (Loss) (non-GAAP)		1,072.1	492.8	516.4	148.9	(135.4)	2,094.8	$4.24

(a)Reflected in Revenues and Income Tax Expense
(b)Reflected in Fuel Expenses, Other Operation Expenses and Income Tax Expense
(c)Reflected in Other Related Charges and Income Tax Expense
(d)Reflected in Income Tax Expense
(e)Reflected in Revenues, Other Operation Expenses and Income Tax Expense
(f)Reflected in Asset Impairments and Other Related Charges and Income Tax Expense
(g)Reflected in Revenues, Asset Impairments and Other Related Charges, Interest Expense and Income Tax Expense

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Twelve Months Ended December 31,
ENERGY & DELIVERY SUMMARY	2020	2019	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	31,526	32,359	(2.6)%
Commercial	22,225	23,839	(6.8)%
Industrial	32,860	35,252	(6.8)%
Miscellaneous	2,185	2,302	(5.1)%
Total Retail	88,796	93,752	(5.3)%

Wholesale Electric (in millions of kWh): (a)	16,987	20,090	(15.4)%

Total KWHs	105,783	113,842	(7.1)%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	26,518	26,407	0.4%
Commercial	23,998	25,018	(4.1)%
Industrial	22,432	23,289	(3.7)%
Miscellaneous	749	779	(3.9)%
Total Retail (b)	73,697	75,493	(2.4)%

Wholesale Electric (in millions of kWh): (a)	1,859	2,335	(20.4)%

Total KWHs	75,556	77,828	(2.9)%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers